CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 65 to Registration Statement No. 033-32704 on Form N-4 of our report dated February 26, 2016, relating to the financial statements and financial highlights of Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company, comprised of Diversified Bond, Floating Rate Income, Floating Rate Loan, High Yield Bond, Inflation Managed, Inflation Strategy, Managed Bond, Short Duration Bond, Emerging Markets Debt, Comstock, Dividend Growth, Equity Index, Focused Growth, Growth, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Mid-Cap Value, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Value Advantage, Emerging Markets, International Large-Cap, International Small-Cap, International Value, Health Sciences, Real Estate, Technology, Absolute Return, Currency Strategies, Equity Long-Short, Global Absolute Return, Pacific Dynamix Conservative Growth, Pacific Dynamix-Moderate Growth, Pacific Dynamix-Growth, Portfolio Optimization Conservative, Portfolio Optimization Moderate-Conservative, Portfolio Optimization Moderate, Portfolio Optimization Growth, Portfolio Optimization Aggressive-Growth, Invesco V.I. Balanced-Risk Allocation Series II, Invesco V.I. Equity and Income Series II, Invesco V.I. Global Real Estate Series II, American Century VP Mid Cap Value Class II, American Funds IS Asset Allocation Fund SM Class 4, American Funds IS Capital Income Builder® Class 4, American Funds IS Global Growth Fund SM Class 4, American Funds IS Global Growth and Income Fund SM Class 4, American Funds IS Small Capitalization Fund SM Class 4, American Funds IS Growth Fund SM Class 4, American Funds IS Growth-Income Fund SM Class 4, American Funds IS International Fund SM Class 4, American Funds IS International Growth and Income Fund SM Class 4, American Funds IS Managed Risk Asset Allocation Fund SM Class P2, American Funds IS New World Fund® Class 4, American Funds IS U.S. Government/AAA-Rated Securities Fund SM Class 4, BlackRock® Global Allocation V.I. Class III, BlackRock iShares® Alternative Strategies V.I. Class I, BlackRock iShares Dynamic Allocation V.I. Class I, BlackRock iShares Dynamic Fixed Income V.I. Class I, Fidelity® VIP Contrafund® Service Class 2, Fidelity VIP Funds Manager® 60% Service Class 2, Fidelity VIP Government Money Market Service Class (formerly named Fidelity VIP Money Market Service Class), Fidelity VIP Strategic Income Service Class 2, First Trust/Dow Jones Dividend & Income Allocation Class I, Franklin Founding Funds Allocation VIP Class 4, Franklin Income VIP Class 2, Franklin Mutual Global Discovery VIP Class 2, Franklin Rising Dividends VIP Class 2, Templeton Global Bond VIP Class 2, GE Investments Total Return Class 3, Ivy Funds VIP Asset Strategy, Ivy Funds VIP Energy, Janus Aspen Series Balanced Service Shares, Janus Aspen Series Flexible Bond Service Shares, JPMorgan Insurance Trust Global Allocation Class 2, JPMorgan Insurance Trust Income Builder Class 2, Lord Abbett Bond Debenture Class VC, Lord Abbett International Core Equity Class VC, Lord Abbett Total Return Class VC, MFS® Total Return Series - Service Class, MFS Utilities Series - Service Class, PIMCO All Asset All Authority -Advisor Class, PIMCO CommodityRealReturn® Strategy - Advisor Class, and Van Eck VIP Global Hard Assets Class S Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company for the year ended December 31, 2015, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2016

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 65 to Registration Statement No. 033-32704 on Form N-4 of our report dated March 8, 2016 related to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 18, 2016